Exhibit 99.1

[ORTHOFIX LOGO]

For Further Information:
-----------------------
Charles W. Federico                                  Thomas Hein
Group President & CEO                                CFO
Orthofix International N.V.                          Orthofix International N.V.
704.948.2600                                         704.948.2600

                 Orthofix Reports Record Second Quarter Sales of
                        $51.6 Million; an Increase of 13%


HUNTERSVILLE, N.C., July 24, 2003 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the second quarter ended June 30, 2003.

For the three months ended June 30, 2003, sales were a record $51.6 million, an increase of 13% over the $45.6 million reported during the same period in 2002. The positive impact of foreign currency on sales for the quarter was $2.2 million. Net income for the second quarter ended June 30, 2003, was $6.5 million, or $0.44 per share, compared with $6.8 million, or $0.45 per share, for the same period in 2002. Net income for the second quarter ended June 30, 2003, included $1.3 million in litigation costs related to the KCI patent infringement case. Excluding these litigation costs, net income for the second quarter ended June 30, 2003, would have been $7.8 million, or $0.53 per share, an increase of 15% over the same period of the prior year. Diluted weighted average shares outstanding were 14,753,417 and 15,080,655 during the three months ended June 30, 2003, and June 30, 2002, respectively.

For the six months ended June 30, 2003, sales were $99.7 million, an increase of 14% over the $87.2 million reported during the same period in 2002. The positive impact of foreign currency on sales for the six month period was $4.1 million. Net income for the six months ended June 30, 2003, was $12.4 million, or $0.85 per share, compared with $13.4 million, or $0.89 per share, for the same period in 2002. Net income for the six months ended June 30, 2003, included $2.2 million in litigation costs related to the KCI patent infringement case. Excluding KCI litigation costs, net income for the six months ended June 30, 2003, would have been $14.6 million, or $1.00 per share, an increase of 9% over the same period of the prior year. Diluted weighted average shares outstanding were 14,628,146 and 15,031,153 for the six months ended June 30, 2003, and June 30, 2002, respectively.

Charlie Federico, President and Chief Executive Officer, stated, "We continued to experience strong growth in our core businesses of orthopedic devices and stimulation, which grew 15% and 16%, respectively, in the second quarter over the same period of the prior year and which year-to-date have grown 16% and 15%, respectively, compared with the same period of the prior year. Our vascular business has grown 11% year-to-date over the same period of the prior year. Our Americas business continued its good growth, totaling $34.5 million, or 67% of total sales, for the second quarter, an increase of 9% for the second quarter and year-to-date over the same periods of the prior year. International sales, including the positive effect of foreign currency, increased 22% for the second quarter and 27% year-to-date over the same periods in 2002. Further, during the second quarter, the OrthoRx joint venture made additional progress by increasing revenues and reducing start-up losses. Orthofix made a further investment in the joint venture of $1.5 million during the second quarter, which was matched by our new partner, Ferrer Freeman and Company, following their purchase of HealthSouth's investment in the joint venture."



Net sales by geographic destination for the periods ended June 30, (In millions)


                                         Three Months Ended June 30,                     Six Months Ended June 30,
                                    ---------------------------------------        ---------------------------------------
                                      2003        2002        % Increase              2003        2002       % Increase
                                    ----------  ----------   --------------        -----------  ----------  --------------

Americas                              $ 34.5      $ 31.6          9%                 $ 65.7       $ 60.4         9%

International                           17.1        14.0         22%                   34.0         26.8        27%
                                    ----------  ----------   --------------        -----------  ----------  --------------

Total                                 $ 51.6      $ 45.6         13%                 $ 99.7       $ 87.2         14%
                                    ==========  ==========   ==============        ===========  ==========  ==============

Net sales by product group for the periods ended June 30, (In millions)


                                          Three Months Ended June 30,                      Six Months Ended June 30,
                                    -----------------------------------------       -----------------------------------------
                                      2003         2002         % Increase             2003         2002        % Increase
                                    ----------   ----------   ---------------       -----------  -----------  ---------------
Orthopedic

    Devices                           $ 16.4      $ 14.2          15%                $ 31.6       $ 27.2         16%

    Stimulation                         23.7        20.4          16%                  44.8         39.1         15%

    Vascular (DVT)                       5.8         5.7           2%                  11.8         10.6         11%
                                    ----------   ----------   ---------------       -----------  -----------  ---------------

Total Orthopedic                        45.9        40.3          14%                  88.2         76.9         15%

Non-Orthopedic                           5.7         5.3           8%                  11.5         10.3         12%
                                    ----------   ----------   ---------------       -----------  -----------  ---------------

Total                                 $ 51.6      $ 45.6          13%                $ 99.7       $ 87.2         14%
                                    ==========   ==========   ===============       ===========  ===========  ===============

Gross profit margin for the second quarter was 75% compared with 74% for the same period of the prior year, reflecting the favorable impact of higher stimulation sales, partially offset by the negative foreign currency impact from foreign production of external fixation and vascular products, a significant portion of which are sold in US dollars. Year-to-date gross profit margin of 74% compared with 75% for the same period of the prior year reflects the negative currency impact on gross margins of foreign produced products sold in US dollars described above.

Operating income as a percent of sales was 20% for the quarter and year-to-date compared with 25% for the same periods of the prior year. The decrease is primarily attributable to higher operating expenses resulting from KCI litigation costs, negative foreign currency impact on operating expenses, and higher sales and marketing expenses including higher commissions on stimulation sales and the cost of adding new sales people, launching the new PC.C.P product, and training and education of surgeons and sales force as products are introduced worldwide.

The Company's effective tax rate for the three and six month periods ended June 30, 2003, was negatively impacted 4.0% and 3.5%, respectively, due to KCI legal expenses incurred in a low tax jurisdiction.

Orthofix International N.V. is an international corporation, which develops, produces and markets innovative products in the medical device sector. Its products include Spinal-Stim(R) Lite for the enhanced healing of spinal fusions, the Orthotrac Pneumatic Vest(R) for chronic low back pain, the EZBrace LSO(R) for spine stabilization, the Physio-Stim(R) Lite for the healing of un-united fractures, the OSCAR(R) ultrasonic bone cement removal system for hip revision procedures, the A-V Impulse System(R) for enhancing venous circulation, the Orthofix(R) external fixation range for fractures and limb reconstruction, and the Orthofix ISKD(R) internal lengthener.

For more information, please visit our corporate website at
http://www.orthofix.com.
-----------------------

Certain of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, without limitation, the acceptance of new products in the market and the impact of competitive products and other risks and uncertainties. These are detailed from time to time in the Company's SEC filings (including its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q) and the Company's quarterly press releases.

This news release, together with any information that would be required under Regulation G, will be available in the "Press Release" section of the Company's website specified above.

                          - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)


                                                              For the three months              For the six months
                                                     ---------------------------------  ---------------------------------
                                                                ended June 30,                    ended June 30,
                                                     ---------------------------------  ---------------------------------
                                                          2003              2002            2003              2002
                                                     ---------------   ---------------  --------------   ----------------

Net sales                                            $       51,565    $       45,580   $      99,746    $        87,175
Cost of sales                                                13,009            11,840          25,595             21,751
                                                     ---------------   ---------------  --------------   ----------------
    Gross profit                                             38,556            33,740          74,151             65,424
                                                     ---------------   ---------------  --------------   ----------------

Operating expenses
    Sales and marketing                                      19,507            15,666          37,107             30,752
    General and administrative                                5,118             4,640          10,099              8,784
    Research and development                                  2,128             1,971           4,258              4,103
    Amortization                                                119               147             397                312
    KCI litigation costs                                      1,264                --           2,126                 --
                                                     ---------------   ---------------  --------------   ----------------
                                                             28,136            22,424          53,987             43,951
                                                     ---------------   ---------------  --------------   ----------------

    Operating income                                         10,420            11,316          20,164             21,473

Other income (expense)                                           24              (661)           (302)              (936)
                                                     ---------------   ---------------  --------------   ----------------
    Net income before  income tax                            10,444            10,655          19,862             20,537
      and minority interests
Income tax expense                                           (3,949)           (3,406)         (7,414)            (6,311)
                                                     ---------------   ---------------  --------------   ----------------
Net income before minority interests                          6,495             7,249          12,448             14,226
Minority interests                                               --              (473)             --               (861)
                                                     ---------------   ---------------  --------------   ----------------
    Net income                                       $        6,495    $        6,776   $      12,448    $        13,365
                                                     ---------------   ---------------  --------------   ----------------


    Net income per common share - diluted            $         0.44    $         0.45   $        0.85    $          0.89


Weighted average number of common
    shares outstanding - diluted                         14,753,417        15,080,655      14,628,146         15,031,153

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)

                                                                                As of                    As of
                                                                           -----------------        ----------------
                                                                               June 30,              December 31,
                                                                           -----------------        ----------------
                                                                                 2003                    2002
                                                                           -----------------        ----------------
Assets
Current assets:
       Cash and cash equivalents                                           $         38,684         $        48,813
       Trade accounts receivable                                                     60,214                  54,654
       Inventory                                                                     23,730                  23,471
       Deferred income taxes                                                          3,271                   3,271
       Prepaid expenses and other                                                     5,778                   6,789
                                                                           -----------------        ----------------
           Total current assets                                                     131,677                 136,998

Securities and other investments                                                      7,145                   4,753
Property, plant and equipment, net                                                   13,055                  13,841
Intangible assets, net                                                               77,872                  62,995
Other long-term assets                                                                1,445                   2,187
                                                                           -----------------        ----------------
           Total assets                                                    $        231,194         $       220,774
                                                                           =================        ================

Liabilities and shareholders' equity
Current liabilities:
       Bank borrowings                                                     $          2,854         $         6,977
       Current portion of long-term debt                                                161                     399
       Trade accounts payable                                                         8,200                   7,562
       Other current liabilities                                                     22,562                  22,188
                                                                           -----------------        ----------------
           Total current liabilities                                                 33,777                  37,126

Long-term debt                                                                           48                      44
Deferred income taxes                                                                 1,907                   2,202
Deferred income                                                                       2,500                   2,500
Other long-term liabilities                                                              45                      58
Deferred compensation                                                                 1,001                     893
                                                                           -----------------        ----------------
           Total liabilities                                                         39,278                  42,823
                                                                           -----------------        ----------------

Minority interests                                                                        0                   9,867

Shareholders' equity
       Common shares                                                                  1,423                   1,384
       Additional paid-in capital                                                    53,479                  50,884
       Less: Treasury shares, at cost                                                (2,513)                 (5,281)
                                                                           -----------------        ----------------
                                                                                     52,389                  46,987
       Retained earnings                                                            135,642                 123,194
       Accumulated other comprehensive income                                         3,885                  (2,097)
                                                                           -----------------        ----------------
           Total shareholders' equity                                               191,916                 168,084
                                                                           -----------------        ----------------

           Total liabilities, minority interests and shareholders' equity   $       231,194          $      220,774
                                                                           =================        ================

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)

                                                                            For the six months ended June 30,
                                                                           -----------------------------------
                                                                                2003                2002
                                                                           ---------------      --------------

Net cash provided by operating activities                                  $       14,724       $      11,144
                                                                           ---------------      --------------
Cash flows from investing activities:
      Investment in subsidiaries and affiliates                                   (23,659)             (7,254)
      Capital expenditure                                                          (2,194)             (3,084)
                                                                           ---------------      --------------
         Net cash used in investing activities                                    (25,853)            (10,338)
                                                                           ---------------      --------------

Cash flows from financing activities:
      Net repayment of loans and borrowings                                        (4,809)             (2,611)
      Proceeds from issuance of common stock                                        9,483              13,268
      Acquisition of treasury shares                                               (4,395)            (10,335)
                                                                           ---------------      --------------
         Net cash provided by financing activities                                    279                 322
                                                                           ---------------      --------------

Effect of exchange rate changes on cash                                               721               1,123
                                                                           ---------------      --------------

Net (decrease) increase  in cash and cash equivalents                             (10,129)              2,251
Cash and cash equivalents at the beginning of the period                           48,813              34,273
                                                                           ---------------      --------------
Cash and cash equivalents at the end of the period                         $       38,684       $      36,524
                                                                           ---------------      --------------